Exhibit 4.3

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $.0001, as described herein.

RETAIL OPPORTUNITY INVESTMENTS CORP.

No. RW___________	CUSIP No. 76131N119

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON October 23, 2014,
OR UPON EARLIER REDEMPTION (IF APPLICABLE)

     This certifies that ________________________, or its registered assigns, is the registered holder of _____________________ warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Retail Opportunity Investments Corp., a Delaware corporation (the “Company”), one (1) share of the Company’s Common Stock (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $12.00 initially, subject to adjustments as set forth in the Warrant Agreement.

     Subject to the terms of the Warrant Agreement (as defined below), each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the date of the Company’s consummation of a Business Combination (as defined below) and ending at 5:00 P.M., New York City time, on the earlier to occur of October 23, 2014 or the Redemption Date, if applicable (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

     The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate (the “Participant”) substantially in the form included on the reverse of this Warrant, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds; provided, however, that with respect to Warrants issued and sold in a private placement (the “Private Placement Warrants”) prior to the completion of the Company’s Initial Public Offering (as defined in the Warrant Agreement), so long as any such Warrants are held by their original purchaser or its permitted transferrees, the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price, surrender its Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Private Placement Warrants, multiplied by the difference between the Fair Market Value (defined below) and the Exercise Price by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the 3rd trading day prior to the date on which the Election to Purchase is sent to the Warrant Agent. If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Warrant Agent. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

     As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

     As used herein, the term “Business Combination” shall mean the (i) an acquisition by the Company of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination having, collectively, a fair market value (as calculated in accordance with the requirements set forth in the Company’s Certificate of Incorporation, as amended) of at least 80% of the balance of the Trust Account (as defined in Section 8.6 of the Warrant Agreement), excluding the Underwriter’s deferred discount, at the time of such acquisition or (ii) consummation of substantially all of the transactions contemplated by the Framework Agreement, dated as of August 7, 2009, by and between the Company and NRDC Capital Management, LLC.

     Warrants may be exercised only in whole numbers of Shares. No fractional Shares are to be issued upon the exercise of any Warrant, but rather the number of Shares to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such holder.

     Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares is effective and a current prospectus is on file with the Securities and Exchange Commission (the “Commission”). In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement (as defined below) and this Warrant Certificate, and other than with respect to cashless exercise provisions applicable to the Private Placement Warrants, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.4 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of October 17, 2007, as amended by the Supplement and Amendment to Warrant Agreement, dated October 20, 2009 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 3 Manhattanville Road, Purchase, NY 10577.

     At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Common Stock on the American Stock Exchange, or other principal market on which the Common Stock may be traded, equals or exceeds (i) with respect to the Warrants other than Private Placement Warrants, $18.75 per share or (ii) with respect to the Private Placement Warrants, (x) $22.00 per share, if the Private

Placement Warrants are still held by the initial purchaser or its members, members of its members’ immediate families or their controlled affiliates, or (y) $18.75 per share, in each case subject to adjustment as provided in the Warrant Agreement, for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Redemption Notice is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of the Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for use to and including the Redemption Date. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of the Warrant Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

     The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

     The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

     Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

     The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

     This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

     The shares underlying the Warrants represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its qualification as a Real Estate Investment Trust under the Code. Subject to certain further restrictions and except as expressly provided in the Company’s Second Amended and Restated Certificate of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of the Company’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Company in excess of 9.8 percent (in value or number of shares) of the total outstanding shares of Capital Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be (x) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries or (y) the Company shall, at its option, redeem such shares of Capital Stock from the transferor, in the case of a Transfer, or person, in the case of another event, for, at its option, cash, a note or other securities of the Company. In addition, the Company may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Second Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Company on request and without charge. Request for such copy may be directed to the Chief Financial Officer of the Company at its principal office.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CORPORATE
DELAWARE
SEAL
2009

By:
	Chief Executive Officer	Chief Financial Officer

Countersigned By
Continental Stock Transfer & Trust Company

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, _________________ of the shares of Common Stock (each a “Share”) of Retail Opportunity Investments Corp., a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by cash, certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $_____________ in accordance with the terms hereof or, at the election of the holder, so long as such holder is the original purchaser of such Warrants or its permitted transferees, the holder (in lieu of payment of the Exercise Price for the Warrants) has surrendered Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

and be delivered to:
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE)

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

PLEASE PRINT OR TYPE ADDRESS

Dated: ______________ __, ____
Signature(s)*

Signature(s) Guaranteed*	(Social Security or Taxpayer Identification Number)

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and Transfer(s) unto

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated: ______________ __, ____
Signature(s)*

Signature(s) Guaranteed*	(Social Security or Taxpayer Identification Number)
_________________
*

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” AS DEFINED IN RULE 17AD-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.